EXHIBIT 21.1


        SUBSIDIARIES OF INTERSTATE BAKERIES CORPORATION




  Subsidiaries of                                   Percentage of
     Interstate               Jurisdiction          Voting Shares
Bakeries Corporation        of Incorporation            Owned
--------------------        ----------------        -------------


Interstate Brands               Delaware                100%
 Corporation

Interstate Brands West          Delaware                100%
 Corporation



    Subsidiary of
      Interstate
Brands West Corporation
-----------------------

Mrs. Cubbison's Foods, Inc.     California               80%